EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion our report dated March 23, 2010, relating to the consolidated financial statements of Guided Therapeutics, Inc., in this Registration Statement on Form S-1.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ UHY LLP
UHY LLP
Atlanta, Georgia

October 4, 2010